SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 1, 1999


                                GTS DURATEK, INC.
               (Exact Name of Registrant as Specified in Charter)





      Delaware               0-14292                      22-2476180
   (State or Other   (Commission File Number)  (IRS Employer Identification No.)
    Juridiction of
    Incorporation)





                10100 Old Columbia Road, Columbia, Maryland 21046
                  (Address of Principal Executive Offices) (ZIP Code)





        Registrant's telephone number, including area code (410) 312-5100



          (Former Name or Former Address, if Changed Since Last Report)



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Item  5.      Other Events.

     GTS Duratek, Inc. ("GTS Duratek" or the "Company") announced that it had entered into a $60 million credit facility underwritten and arranged by First Union Capital Markets Corporation to replace its existing facility. Participants in the facility include First Union Commercial Corporation, National Bank of Canada and Wachovia Bank.

     The credit facility includes a $35 million revolving line of credit, based on the amount of eligible accounts receivable, to refinance existing indebtedness and to fund working capital requirements, a $20 million acquisition line of credit to finance acquisitions or stock repurchases and a $5 million equipment line of credit to finance up to 75% of the Company's acquisition cost of new equipment purchases. Borrowings under the credit facility bear interest initially at either (i) the LIBOR rate plus 2.25% or, (ii) the Base Rate plus 1%, at the Company's option. The Base Rate is the higher of (a) the Prime Rate (as defined in the Credit Agreement) and (b) the sum of the Federal Funds Rate plus 1/2 of 1%. The interest rate is subject to adjustment after June 30, 1999, depending upon the Company's ratio of debt to operating income. Substantially all of the Company's assets, excluding real property and inventory, are pledged as collateral under the credit facility. The credit facility has a five year term. In connection with this new facility, GTS Duratek has agreed to seek stockholder approval at its 1999 annual meeting of stockholders to extend the mandatory redemption date of its outstanding convertible preferred stock beyond the maturity date of this new facility; if this approval is not obtained, the credit facility converts to a three year term.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

     (1)  GTS Duratek, Inc. Press Release dated February 2, 1999.

     (2) Amended and Restated Credit Agreement as of February 1, 1999 between GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc., GTSD Sub III, Inc. and First Union National Bank, First Union Commercial Corporation, Wachovia Bank, N.A. and National Bank of Canada.

     (3) Amended and Restated Security Agreement dated as of February 1, 1999 between GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc., GTSD Sub III, Inc. and First Union National Bank, First Union Commercial Corporation, Wachovia Bank, N.A. and National Bank of Canada.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GTS Duratek, Inc.



                                      By: /s/ Robert F. Shawver
                                         ---------------------------------------
                                         Robert F. Shawver
                                         Executive Vice President
                                         and Chief Financial Officer


Date:  February 5, 1999



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                                  EXHIBIT INDEX


Exhibit   Description                                                   Page No.

(c)(1)    GTS Duratek, Inc. Press Release dated February 2, 1999.

(c)(2) Amended and Restated Credit Agreement as of February 1, 1999 between GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc., GTSD Sub III, Inc. and
          First Union National Bank, First Union Commercial Corporation, Wachovia Bank, N.A. and National Bank of Canada.

(c)(3) Amended and Restated Security Agreement dated as of February 1, 1999 between GTS Duratek, Inc., GTS Duratek Bear Creek, Inc., GTS Duratek Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc., GTSD Sub III, Inc. and
          First Union National Bank, First Union Commercial Corporation, Wachovia Bank, N.A. and National Bank of Canada.




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